UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

BENTLEY SYSTEMS, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022
Proxy Statement

Dear Stockholder:
Please join us for Bentley Systems, Incorporated’s Annual Meeting of Stockholders on Thursday, May 26, 2022, at 11:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and colleagues, enable increased stockholder accessibility, improve meeting efficiency, and reduce costs, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting via a live audio webcast by visiting www.meetnow.global/MFP6NDH .
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 14, 2022. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone, or by proxy card in advance, even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Bentley Systems, Incorporated.
Sincerely,
Gregory S. Bentley
Chairman and Chief Executive Officer

BENTLEY SYSTEMS, INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	11:00 a.m., Eastern Time, on Thursday, May 26, 2022
VIRTUAL LOCATION
You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.meetnow.global/MFP6NDH. You will need to have your control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting. Stockholders participating in the virtual meeting are deemed to be present in person at the Annual Meeting.
Further instructions on how to participate in and vote at the Annual Meeting are available at www.meetnow.global/MFP6NDH.

ITEMS OF BUSINESS
1.
To elect the director nominees listed in the Proxy Statement.

2.
To hold an advisory (non-binding) vote on the frequency of future stockholder non-binding advisory votes to approve the compensation paid to the Company’s named executive officers.

3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022.

4.
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 5, 2022.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone, or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.
By Order of the Board of Directors,
David R. Shaman
Chief Legal Officer and Secretary
April 14, 2022
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 26, 2022: This Proxy Statement and our Annual Report are available free of charge at www.envisionreports.com/BSY. A list of the stockholders of record at the close of business on April 5, 2022 will also be available electronically during the Annual Meeting at www.meetnow.global/MFP6NDH.

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PROXY VOTING METHODS
If at the close of business on April 5, 2022 you were a stockholder of record, you may vote your shares over the Internet at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone, or by mail. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank, or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 25, 2022 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your broker, bank or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET
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Go to the website www.envisionreports.com/BSY and follow the instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
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From a touch-tone telephone, dial the telephone number included on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card in order to vote by telephone.
BY MAIL
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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card.

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Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

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BENTLEY SYSTEMS, INCORPORATED
PROXY STATEMENT
Annual Meeting of Stockholders
May 26, 2022
GENERAL INFORMATION
Why am I being provided with these materials?
This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 14, 2022. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Bentley Systems, Incorporated (“we,” “our,” “us,” the “Company,” and “Bentley Systems”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 26, 2022 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.
You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares in advance by proxy via the Internet, by telephone or by mail.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
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Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

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Proposal No. 2: Advisory (non-binding) vote on the frequency of future stockholder non-binding advisory votes to approve the compensation paid to the Company’s named executive officers.

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Proposal No. 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.

Who is entitled to vote?
Stockholders as of the close of business on April 5, 2022 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, we had outstanding 11,601,757 shares of Class A common stock, 276,132,534 shares of Class B common stock and no shares of preferred stock. The holders of our Class A common stock are entitled to 29 votes per share, and holders of our Class B common stock (which is the only class that is publicly traded and listed) are entitled to one vote per share held as of the Record Date, in each case including shares:
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held directly in the holder’s name as “stockholder of record” (also referred to as “registered stockholder”); and

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held for the holder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

Holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our amended and restated certificate of incorporation or law.

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What constitutes a quorum?
The presence in person or by proxy of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting constitutes a quorum. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Only Proposal No. 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How many votes are required to approve each proposal?
For Proposal No. 1, under our amended and restated bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For Proposal No. 2, the frequency that receives the affirmative vote of the holders of a majority of the voting power of the shares of stock present virtually or represented by proxy and entitled to vote on the proposal will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.
For Proposal No. 3, under our Bylaws, approval of the proposal requires a vote of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding, whether such holders are present in person or by proxy. It is important to note that the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022 is non-binding and advisory. While the ratification of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.
How are votes counted?
Regarding the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the vote on the frequency of future say on pay votes (Proposal No. 2), you may vote “ONE YEAR”, “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” Proposal No. 3.
If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

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How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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“FOR” each of the director nominees listed in this Proxy Statement.

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“ONE YEAR” for the frequency of future say on pay votes.

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“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.

Who will count the vote?
The Company’s transfer agent and registrar, Computershare Inc., will tally the vote.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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By Internet — If you have Internet access, you may submit your proxy by going to envisionreports.com/BSY and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

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By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing the telephone number included on your proxy card and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

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By Mail — You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 25, 2022 for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than May 25, 2022.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How do I attend and vote my shares at the Virtual Annual Meeting?
This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.meetnow.global/MFP6NDH. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:
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instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.meetnow.global/MFP6NDH;

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assistance with questions regarding how to attend and participate via the internet will be provided at www.meetnow.global/MFP6NDH on the day of the Annual Meeting;

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stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and

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you will need the control number that is included on your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

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Note: If you are a registered stockholder, you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you receive.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 23, 2022. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to:
By E-Mail:	By Mail:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com	Computershare Bentley Systems, Incorporated Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?
In light of the public health concerns due to the COVID-19 pandemic and to support the health and well- being of our stockholders and colleagues, enable increased stockholder accessibility, improve meeting efficiency, and reduce costs, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
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providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;

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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

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answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
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sending a written statement to that effect to our Secretary, provided such statement is received no later than May 25, 2022;

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voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 25, 2022;

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submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 25, 2022; or

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attending the virtual Annual Meeting and voting online.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

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CORPORATE GOVERNANCE MATTERS
2021 Corporate Governance Highlights
Board Matters	Alignment with Stockholder Interests
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Lead Independent Director

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Audit Committee and Sustainability Committee Comprised Entirely of Independent Directors

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Regular Executive Sessions of the Independent Directors

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Robust Code of Business Conduct

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Active Environmental, Social, and Governance (“ESG”) Oversight

✓
Committee Authority to Retain Independent Advisors

✓
Stock Ownership Guidelines for Directors

✓
No “Poison Pill” (Stockholders’ Rights Plan)

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Stock Ownership Guidelines for Executives

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All Directors Elected Annually (No Classified Board Structure)

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Clawback Policy

✓
Commitment to Diversity, Equity and Inclusion (“DE&I”)

✓
Strong Community Involvement

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Commitment to Stockholder Engagement

Corporate Governance Practices
Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. Our Board’s responsibility is one of oversight, and in performing its oversight role, our Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the Company’s stockholders. Our Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Our Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, membership, structure, corporate governance and social responsibility, including ESG and DE&I matters. The Audit Committee and the Sustainability Committee report to the Board on those matters. In late 2021 and into 2022, the Board increased its ongoing oversight role over cybersecurity risks, receiving regular updates from the Company’s information technology security team regarding the Company’s primary risk areas and directing management to report back at regular intervals regarding such matters.
Our Board, through the Sustainability Committee, evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “— Communications with the Board” below.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and Nasdaq rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current Nasdaq corporate governance standards for listed

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companies. For so long as we qualify as a “controlled company” within the meaning of Nasdaq rules, we are exempt from compliance with certain corporate governance standards, including the requirement that a majority of the Board of Directors consists of independent directors. Subject to our reliance on the exemption available to controlled companies and any applicable transition periods, the Board is required under our Corporate Governance Guidelines to make an affirmative determination periodically as to the independence of each director. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the Nasdaq independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.
Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described in the section titled “Transactions With Related Persons,” our Board of Directors has three independent directors. Our Board of Directors has determined that each of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he or she is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.
Code of Conduct
We maintain a Code of Conduct that is applicable to all of our directors, officers and colleagues, including our Chairman and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the United States Securities and Exchange Commission (the “SEC”). The Code of Conduct may be found on our website at https:// investors.bentley.com/corporate-governance/governance-documents.
We will disclose within four business days any substantive amendments to the Code of Conduct, or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.
Stock Ownership Guidelines
The Board, through the Sustainability Committee, has adopted Stock Ownership Guidelines for Bentley Systems’ directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce our commitment to sound corporate governance.
All officers who participate in the Company’s executive compensation programs — not just our named executive officers — are required to own: (i) at least one times base salary in Company stock for non-named executive officers; (ii) at least two times base salary in Company stock for named executive officers and (iii) at least five times base salary in Company stock for the Company’s Chief Executive Officer. For this purpose, stock owned includes shares held in the Company deferred compensation plan and vested awards.
In addition to the Stock Ownership Guidelines applicable to the Company’s executive officers, all non-employee directors are required to own no less than three times his or her Board compensation in Company stock. For this purpose, stock owned includes shares held in the Company deferred compensation plan and vested awards.
These policies came into effect on December 1, 2021 with a three-year time period for compliance starting from the later of from December 1, 2021 or the date of initial hire/appointment/election of each executive officer or non-employee director.

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As of the Record Date, all non-employee directors and named executive officers met the stock ownership guidelines applicable to them.
Clawback Policy
Upon the recommendation of the Sustainability Committee, the Company has implemented a clawback policy applicable to all of the Company’s named executive officers. Both annual cash incentive payments and performance-based share awards are subject to the Company’s clawback policy under which amounts can be recouped in the case of a significant or material financial restatement or a restatement resulting from fraud or other misconduct.
Hedging Policy
The Company’s Insider Trading Policy requires executive officers and directors to consult the Company’s Chief Legal Officer prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Insider Trading Policy prohibits directors and employees (including officers) from trading in public options, warrants, puts and calls or similar public instruments on the Company’s securities or selling such securities short. In addition, directors and employees (including officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities without first receiving pre-clearance from the Company’s trading compliance officer.
Corporate Social Responsibility
Environmental, Social, and Governance (“ESG”) at Bentley Systems
Our mission is to leverage our leading infrastructure engineering software and cloud services to help advance the world’s infrastructure — supporting both global economies and environmental sustainability — for improved quality of life. We take our obligation to corporate responsibility sincerely and, as such, are committed to continually improving our ESG profile. By nature, our products and services provide countless ESG opportunities through resource efficiency, optimization, safety, and mitigation of environmental harm in global infrastructure development. Our commitment is not only inherent to our product offerings, but integral to our business success, as our products and services are directly connected to the well-being of the communities and environments that we serve. At Bentley Systems, we know that our colleagues are the key to our continued success and growth. Accordingly, we will continue to focus on building an inclusive and engaging workplace in which our colleagues develop, collaborate, contribute, and thrive, so they can make a difference in advancing the world’s infrastructure.
ESG Governance
Our Board oversees our ESG initiatives through the Sustainability Committee. The Sustainability Committee meets quarterly to assess the company’s ESG strategy and performance and is committed to ensuring that Bentley Systems operates responsibly by minimizing the detrimental environmental impact of our operations and by emphasizing sustainability; by fostering an environment and culture of ethics, integrity, inclusion, and respect; and by protecting the privacy and data of our users. Bentley Systems’ executive management team has operational responsibility for ESG strategy, implementation, and accountability for performance on goals and objectives. In addition, the ESG Steering Committee is comprised of key cross-functional managers that meet regularly to drive progress on ESG efforts and report on major initiatives to our Chief Executive Officer and Board.
Diversity, Equity, and Inclusion
As a global company with the majority of our colleagues from different cultures, backgrounds, and perspectives based in more than 40 countries worldwide, our diversity is what makes

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us successful. We have developed strategies and programs focused on increasing diversity and equity, as well as fostering a culture of inclusion and wellbeing in the workplace. These initiatives include building a pipeline of diverse candidates by recruiting at and partnering with Historically Black Colleges and Universities like Howard University where we provide mentors for students working on engineering projects.
We also partner with educational and professional organizations to provide internships, scholarships, grants, and projects that support groups underrepresented in technology. This includes the launch of a program to support neurodiverse candidates at all steps in the colleague lifecycle, from hiring to long-term success at Bentley Systems.
Bentley Systems has active and engaged colleague resource groups within the Inclusion, Diversity, and Equity Alliance (IDEA) that have allowed colleagues, during this pandemic, to join their peers from all regions and departments with the goals of building community and fostering diversity and inclusion. IDEA currently has four focus groups open to all colleagues: OpenPride, OpenAbilities, People of Color in the U.S., and Women at Bentley Systems. IDEA has been a platform for education and a place to securely have difficult discussions about racism, discrimination, and bias through book clubs, panel discussion, speakers, and global awareness events. Members of executive management are key sponsors of each focus group and have been instrumental as sounding boards and in providing access to resources and the executive team.
We have implemented robust training as part of our annual compliance commitments with topics focused on respect in the workplace, identifying and overcoming bias, and anti-discrimination. We have held interactive sessions with our executives, emerging leaders, and acquired talent in fostering diversity, equity, and inclusion and eliminating unconscious bias, and have implemented training for hiring managers to ensure fairness in the interview process.
Environmental Sustainability
Bentley Systems is committed to environmental responsibility and aligning our business operations with the sustainable future our products enable. As part of our environmental policy, Bentley Systems commits to measure and report our direct climate impact and to work towards additional climate action over time, including Scope 3 measurements and goal setting. In our first year of climate strategy, we conducted our first greenhouse gas inventory for Scope 1 (direct emissions from fuel combustion) and Scope 2 (indirect emissions from purchased electricity). As we continue to understand our climate impacts, we will continue to seek opportunities to manage and reduce our carbon footprint over time.
We are committed to identifying opportunities to reduce these emissions.
Sustainable Infrastructure — ES(D)G
Our users make a difference. Their work is essential to creating more sustainable and resilient infrastructure. We empower our users through our infrastructure software and through services, events, and initiatives that facilitate the learning and sharing of best practices.
Current ESG standards and metrics focus primarily on a company’s environmental footprint. At Bentley Systems, we have been more broadly focused on the United Nations’ Sustainable Development Goals (“SDG”) for sustainable outcomes. Accordingly, we have combined the ESG and SDG acronyms to form ES(D)G — Empowering Sustainable Development Goals — to reflect our purpose and bring attention to the environmental “handprint” that our software and cloud services empower.
As part of our ES(D)G strategy, success means supporting communities and organizations with infrastructure digital twin solutions that help accelerate implementation of the United Nations Sustainable Development Goals.
Bentley Systems empowers our users to address multiple United Nations Sustainable Development Goals in four core groups: clean energy transition, climate action, land and water resources, and healthy communities.

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We believe that we must help to build sustainable infrastructure and endeavor to be the best possible stewards of our environment. Our greatest impact is to continue to provide the technology and facilitate the sharing of best practices that empower our users to advance infrastructure responsibly.
Talent Management
We are committed to investing in our most valuable resource, our colleagues. We provide our colleagues with the tools and opportunities to enhance their professional development and, as a result, their career potential. Our goal is to enable and empower colleagues with resources to support their learning and skill development as individual contributors, team managers, and/or organization leaders.
We support the development of our colleagues and managers by providing essential resources throughout their career lifecycle at Bentley Systems. We encourage a lifetime of learning through pathways and skills development portals on topics such as goal setting, competency training, coaching, feedback, performance reviews, and career development.
Our Leadership Enablement and Development (LEAD) Program is an intensive mentorship that identifies and accelerates growth for the next generation of Bentley Systems leaders. Our Bentley Network of Women (NOW) Program is a formal mentorship opportunity for our female colleagues to develop their skills and advance their careers.
Colleague engagement is critical to maintaining our strong sense of corporate culture. We conduct annual talent reviews and engagement surveys to ensure that we are executing business objectives, providing resources to optimize the performance and potential of our colleagues, and to ensure our colleagues are motivated and engaged.
In our 2021 Annual Colleague Engagement Survey, we were pleased to report an 86% participation rate across the organization, despite the challenges of remote work. Of the colleagues who participated in the survey, 85% responded they were proud to work for Bentley Systems and 87% responded they would gladly recommend Bentley Systems as a place to work to people they know and respect. Our overall engagement score places Bentley Systems in the top quartile of the Technology Benchmark.
Finally, as the pandemic has continued, and work flexibility is seen as a key to success for our business and colleagues’ well-being, we created the Infrastructure Empowered Workforce Plan (the “IEWP”) in July 2021. The principle of the IEWP is for colleagues to take advantage of the world’s infrastructure through mobility, productive and enjoyable facilities, and the flexibility to work remotely, all while leveraging the power of technology. The IEWP encourages our colleagues to make the best of both remote and in-office working worlds to perform at a high level in contributing to our Company’s success — and accordingly to the world’s economies and environment, which depends on infrastructure.
Serving Our Communities
Our founders have embraced a culture of giving back to our communities and being good neighbors since the Company’s inception. Bentley Systems continues to be passionate about helping the communities where we live and work, in every country where we operate. We support both global and local initiatives, both as an organization and as individual colleagues. We are also committed to sustaining the infrastructure community with programs and policies to help students of all ages pursue their passion for infrastructure, and for infrastructure professionals to build knowledge and share best practices.
Stockholder Engagement
We are engaged with our stockholders. We value their feedback and systematically consider their insights as we develop and evolve our governance practices. Our Board and executive management are committed to building long term value for our stockholders and believe that

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trust of, and alignment with, our stockholders and other stakeholders is critical to our ongoing success and to sustaining a disciplined and strong governance culture.
We welcome opportunities to meet and discuss our business and governance with our stockholders. Bentley Systems has an active investor relations program which we augment with expertise from nationally and globally reputed advisors. We respond to all inquiries that we receive and are also proactive in our outreach, and we welcome requests to meet with current and prospective investors. Each quarter, we participate in investor conferences, non-deal roadshows, and other events. We publish recordings of our quarterly operating results webinars and other presentations on our investor website, and we maintain a comprehensive ESG website that details our values, operating philosophy, governances, and disclosures.
We value our stockholders’ perspective on our business and our governance including our values and culture, strategy, performance, risk, compensation, diversity and inclusion, and a range of other ESG issues. Our Chief Legal Officer and Secretary works closely and directly with Investor Relations and ensures that our Board is engaged and informed. Our Sustainability Committee, which oversees compensation, ESG and other matters, is highly engaged with our management, directly collaborating on our ESG matters and disclosures.
We conduct surveys of our stockholders to learn what they feel can improve our processes and communication, as well as to understand the issues that are important to them. We intend to continue such outreach to complement our other stockholder interactions and to ensure that our stockholders have different avenues to engage and provide input.
To communicate broadly with our stockholders, we share detailed information on investor relations website, our Annual Report, and this Proxy Statement.
Our Board of Directors
Director Nomination Process
The Board weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Board also assesses the size, composition and combined expertise of the Board, as well as (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. As the application of these factors involves the exercise of judgment, the Board does not have a standard set of fixed qualifications that is applicable to all director candidates.
In recommending that, or determining whether, members of the Board should stand for re-election, the Board also may assess the contributions of incumbent directors in the context of the Board evaluation process and other perceived needs of the Board. The Board does not have a policy to impose a retirement age or term limits for directors because such a policy may deprive the Board of the service of directors who have developed, through valuable experience over time, increasing insight both generally and as well as specifically with respect to the Company and its operations.
When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on the information discussed in each Board member’s biographical information set forth below. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

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We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
The Board will consider director candidates recommended by stockholders in the same manner as nominees from all other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2023 Annual Meeting.”
Controlled Company Exception
We are a “controlled company” under the corporate governance rules of the Nasdaq Listing Rules because the Bentley Control Group (as defined below) controls a majority of the voting power of our outstanding capital stock. References to the “Bentleys” refer to Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley, collectively. References to the “Bentley Control Group” refer to the Bentleys and certain of their family members, trusts or other permitted transferees, as well as all other holders of our Class A common stock in respect of such shares of Class A common stock, as to which the Bentleys collectively control the voting power of the members of such group. Although the Nasdaq Listing Rules generally require that a majority of the board of directors be independent, because we are a “controlled company” within the meaning of the Nasdaq Listing Rules, we are permitted to, and have elected to, not comply with this requirement. In addition, as a “controlled company”, we are not required to have an independent nominating function. Accordingly, our Board of Directors has determined to have the full Board of Directors be directly responsible for nominating members of our Board of Directors. Notwithstanding our status as a “controlled company”, which would permit us to forego forming an independent compensation committee, in March 2021 our Board of Directors established our Sustainability Committee, a fully independent committee charged with, among other things, reviewing and approving compensation and benefit arrangements for our executive officers and directors.
Leadership Structure
Our Board of Directors is led by Gregory S. Bentley, our Chairman of the Board, President and Chief Executive Officer. The Board maintains the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. By combining the role of Chairman and Chief Executive Officer in Gregory S. Bentley, one of the founding Bentley brothers, we have ensured that the Chairman of the Board has a unique understanding of our Company as well as ongoing executive responsibility for the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.
Effective as of December 31, 2021, Janet B. Haugen was appointed as our Lead Independent Director. In that role, among other responsibilities, she presides over executive sessions of the

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Company’s independent directors, facilitates information flow and communication among the Directors and between our Chairman and the independent directors, and reviews agendas and information to be sent to the Board.
Executive Sessions
To encourage and enhance communication among the independent directors of the Board, it is expected that the independent directors will have regularly scheduled meetings at which only independent directors are present. It is contemplated that, as and if required under Nasdaq Marketplace Rules, these will occur at least twice a year and perhaps more frequently, in connection with regularly scheduled Board or committee meetings.
Communications with the Board
As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any committee of the Board, or the Lead Independent Director, or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer of the Company, at 685 Stockton Drive, Exton, Pennsylvania 19341, who will forward such communication to the appropriate party.
Board Committees and Meetings
The standing committees of the Board are our Audit Committee and Sustainability Committee. As of December 31, 2021, the members of each committee were Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. Barry J. Bentley served as a member of the Audit Committee through May of 2021.
Directors are expected to attend annual meetings of stockholders. During the year ended December 31, 2021, the Board held fourteen meetings. In 2021, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.
Audit Committee
Our Board of Directors has established an Audit Committee (the “Audit Committee”), which has the composition and responsibilities described below. Nasdaq Listing Rules require us to have an audit committee composed entirely of independent directors, subject to permitted phase-in rules. Beginning in May of 2021, upon the resignation of Barry J. Bentley from the Audit Committee, our Audit Committee became comprised of all independent members, each of whom satisfies the independence requirements of the applicable Nasdaq and Exchange Act rules. The current members of the Audit Committee are Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes . Brian F. Hughes is the chair of our Audit Committee. Each member of the Audit Committee is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as required by the Nasdaq Listing Rules. This designation does not impose any duties, obligations or liabilities that are greater than those that are generally imposed on members of our Audit Committee and our Board of Directors. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors.
The Audit Committee is responsible for, among other things:
●
selection, retention, termination, compensation and oversight of the work of an independent public accounting firm to act as our independent auditors, as well as any other public accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

●
considering and approving, in advance, all audit and permitted non-audit and tax services to be performed by our independent auditors;

●
reviewing and discussing the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures and the audits of our financial statements;

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●
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our colleagues of concerns regarding questionable accounting or auditing matters;

●
investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

●
determining compensation of advisors hired by the Audit Committee;

●
reviewing quarterly financial statements prior to their release;

●
reviewing and assessing the adequacy of its written charter on an annual basis;

●
reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis;

●
managing risks to the Company by monitoring, discussing, reviewing or developing policies and procedures with respect to risk exposures, compliance with applicable laws and the Company’s policies and complaints regarding accounting or auditing matters; and

●
handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

During the year ended December 31, 2021, our Audit Committee held five meetings.
Our Board of Directors adopted a written charter for our Audit Committee, which is available on our website. Such written charter for the Audit Committee satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Sustainability Committee
Established in March 2021, the Sustainability Committee is a standing committee of the Board of Directors that is responsible for oversight of executive compensation, talent development and ESG matters. Although the establishment of this committee is not required given our status as a controlled company, the Board formed the Sustainability Committee because we believe these matters require dedicated focus and attention.
Our Sustainability Committee consists of Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes, each of whom satisfies the general independence requirements of the Nasdaq Listing Rules, with Janet B. Haugen serving as the chair of the committee. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors. The Sustainability Committee meets at least quarterly in connection with our regularly scheduled Board meetings and regularly reports to the full Board regarding its activities.
The Sustainability Committee is responsible for, among other things:
●
reviewing and approving, or recommending to the full Board of Directors, corporate goals and objectives relevant to CEO and other executive officer compensation, including annual performance objectives, if any;

●
evaluating the performance of the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity-based incentive and other benefits, direct and indirect, of the CEO;

●
overseeing the evaluation of the performance of the executive officers other than the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the executive officers other than the CEO;

●
reviewing and recommending to the Board of Directors the form and amount of director compensation;

●
reviewing and making recommendations with respect to our equity compensation plans;

●
overseeing the Company’s sustainability strategy and reporting, and corporate citizenship matters;

●
overseeing the evaluation of the Board of Directors and management;

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●
reviewing and discussing with the Board of Directors and executive officers plans for executive officer development and corporate succession plans for the CEO and other executive officers;

●
development and oversight of policies, disclosure, and reporting for ESG matters;

●
considering matters of corporate governance, including periodically reviewing the Company’s corporate governance guidelines/principles;

●
reviewing and discussing with management the Company’s policies and practices related to its management of human capital resources, including talent development, retention, overall colleague wellness and engagement of Company personnel; and

●
reviewing and discussing with management the Company’s corporate culture and strategies in support of diversity, equity and inclusion.

During the year ended December 31, 2021, our Sustainability Committee held eight meetings.
Our Board of Directors adopted a written charter for our Sustainability Committee, which is available on our website.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
Our Corporate Governance Guidelines, Audit Committee charter, Sustainability Committee charter and other corporate governance information are available on our website at https://investors.bentley.com/corporate-governance/governance-documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the relevant committees of the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls. Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, membership, structure and corporate governance.
Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers as of the date of this Proxy Statement other than Gregory S. Bentley and Keith A. Bentley, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2022.”
Name	Age	Principal Occupation and Other Information
Werner Andre	52	Chief Financial Officer and Chief Accounting Officer
Gus Bergsma	59	Chief Revenue Officer
Nicholas H. Cumins	45	Chief Operating Officer
David J. Hollister	56	Chief Investment Officer
David R. Shaman	56	Chief Legal Officer and Secretary

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Werner Andre has served as our Chief Financial Officer since January 1, 2022 and is responsible for all aspects of finance including worldwide accounting, financial planning and analysis, tax, and treasury. Mr. Andre joined us in 2015 as Global Corporate Controller and serves as our Chief Accounting Officer since 2020. Prior to joining us, Mr. Andre served as the assistant corporate controller, international accounting and reporting, for Rockwood Holdings, Inc. from 2010 to 2015, and held several roles with PricewaterhouseCoopers LLP from 1995 to 2010. He is a Certified Public Accountant in the state of Pennsylvania and holds B.S. and M.B.A. degrees in Accounting and Financial Reporting from the University for Economics and Business Administration in Vienna.
Gus Bergsma has served as our Chief Revenue Officer since 2016. Mr. Bergsma is responsible for our global sales regions. Mr. Bergsma has held several executive management roles at the Company including global sales of structural and water applications, and all smaller- and medium-sized accounts. He holds a Bachelor’s degree and a Master’s degree in civil engineering from the University of California at Berkeley.
Nicholas H. Cumins has served as our Chief Operating Officer since January 1, 2022. Mr. Cumins is responsible for our sales and marketing, products, user success, and business operations globally. Mr. Cumins previously served as our Chief Product Officer since 2020. Prior to joining us, Mr. Cumins served as general manager of SAP Marketing Cloud, a comprehensive marketing automation platform, from 2018 to 2020. Mr. Cumins also served as chief product officer of Scytl, a platform for online voting, in Barcelona from 2016 to 2018, and senior vice president of product with OpenX, a pioneer in programmatic advertising, in Los Angeles from 2013 to 2016. He holds Masters degrees in Law and in Business from Paris II Panthéon-Assas University.
David J. Hollister has served as our Chief Investment Officer since January 1, 2022. Mr. Hollister previously served as our Chief Financial Officer since 2007 and Chief Operations Advancement Officer since 2016. As Chief Investment Officer, Mr. Hollister is responsible for our acquisition and investment activities, including our iTwin Ventures corporate venture capital fund, our Cohesive Companies digital integrator business, and certain other Bentley Acceleration activities. Prior to joining us, Mr. Hollister was the chief financial officer and a member of the board of directors of Broder Bros., Co. from 2004 to 2007. Mr. Hollister previously served as a director in the M&A Transaction Services practice at PricewaterhouseCoopers LLP, where he specialized in international transactions. He holds a Bachelor’s degree in Business Administration from the University of Northern Colorado and an M.B.A. from the University of Michigan.
David R. Shaman, our Chief Legal Officer, has led our legal team since 2015 and is responsible for legal, regulatory compliance, government relations, and license compliance activities. Mr. Shaman previously served as Deputy General Counsel from 2006 to 2015. Prior to joining us in 1998, Mr. Shaman was an associate at the law firm Covington & Burling LLP. Mr. Shaman’s international experience includes eight years leading our legal operations outside the United States, as well as tenures at the European Commission, Directorate-General for Informatics in Brussels and Harlequin Limited, a software company in Cambridge, United Kingdom. He holds a Bachelor’s degree in Mathematics from the University of Pennsylvania, a J.D. from Harvard Law School, and a Diploma in Mathematical Statistics from Cambridge University.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Bylaws provide that the number of directors will be determined from time to time by resolution of our Board of Directors. We currently have seven directors on the Board of Directors. Upon election, each director is elected for a one-year term and serves until a successor is duly elected and qualified. Any additional directorships resulting from death, resignation, increase in the number of directors, or otherwise may be filled for the unexpired term by a majority vote of the remaining directors then in office. Directors may be removed with or without cause by the affirmative vote of a majority of the combined vote of our then- outstanding shares of Class A and Class B common stock, voting together as a single class.
The full Board of Directors has considered and nominated the following slate of nominees to serve as directors for a one-year term expiring at the 2023 Annual Meeting of stockholders: Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley, Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. Action will be taken at the Annual Meeting for the election of these director nominees.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
Nominees for Election to the Board of Directors in 2022
The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the term of service of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Gregory S. Bentley, 66 Chairman, Chief Executive Officer and President	Keith A. Bentley, 63 Chief Technology Officer and Director	Barry J. Bentley, Ph.D., 65 Director	Raymond B. Bentley, 61 Director

Kirk B. Griswold(1)(2), 60 Director	Janet B. Haugen(1)(2)(3), 63 Director	Brian F. Hughes(1)(2)(4), 63 Director

(1)
Member of the Audit Committee

(2)
Member of the Sustainability Committee

(3)
Chairperson of the Sustainability Committee and Lead Independent Director

(4)
Chairperson of the Audit Committee

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Gregory S. Bentley has served as President and Chairman of our Board of Directors since June 1996 and Chief Executive Officer since August 2000. Prior to joining us in 1991, Mr. Bentley founded and served as Chief Executive Officer of Devon Systems International, Inc., a provider of financial trading software, which was sold to SunGard Data Systems, Inc. in 1987. Mr. Bentley served as a director of SunGard and a member of its audit committee from 1991 through 2005. He holds a B.S. in Economics and an M.B.A. in Finance and Decision Sciences from the Wharton School, University of Pennsylvania. He is a trustee of Drexel University.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the extensive and valuable business and managerial perspective he has and his significant experience in the software technology industry, together with a deep understanding of our history and commitment to the markets we serve.

Keith A. Bentley co-founded our Company and has served as a director since our inception in 1984. He previously served as the Company’s President from 1984 to 1995 and as the Chief Executive Officer from 1984 to 2000. He currently serves as Chief Technology Officer, a position he has held since 2000. He holds a Bachelor’s degree in Electrical Engineering from the University of Delaware and an M.S. in Electrical Engineering from the University of Florida.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as one of our co-founders and our Chief Technology Officer, and his experience in the software industry, especially as it relates to our technology and solutions.

Barry J. Bentley, Ph.D. co-founded our Company and has served as a director since 1984 and as an executive officer from 1984 through 2019. From September 1984 to June 1996, Dr. Bentley served as Chairman of our Board of Directors. Prior to co- founding our Company, in 1979, he co-founded and served as Vice President of Dynamic Solutions Corporation, a software firm. Dr. Bentley is one of the originators of MicroStation and was continuously involved in the planning and development of our software solutions and technology since our inception through 2019. He holds a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.S. and Ph.D. in Chemical Engineering from the California Institute of Technology.
We believe that Dr. Bentley is qualified to serve as a member of our Board of Directors due to his deep knowledge and understanding of the Company’s technology, history and mission as one of our co-founders, as well as his experience in the software industry.

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Raymond B. Bentley has served as a director since May 2015. He previously served as an Executive Vice President from 1984 until his retirement at the end of 2021. He was the lead developer for MicroStation and chief architect in the core-graphics group. He holds a Bachelor’s degree in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.S. in Computer Engineering from the University of Cincinnati.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to his vast experience with our technology and the software industry, and for the business perspective he brings to the Board.

Kirk B. Griswold has served as a director since 2002 and is a member of both the Audit Committee and the Sustainability Committee. He is a Founding Partner of Argosy Capital Group, Inc., a private equity and real estate firm. He holds a Bachelor’s degree in Physics from the University of Virginia and an M.B.A. with a dual major in Finance and Management from the Wharton School, University of Pennsylvania.
We believe that Mr. Griswold is qualified to serve as a member of our Board of Directors due to his extensive experience in engineering, project management, and consulting, as well as his knowledge and experience in finance.

Janet B. Haugen has served as a director and member of the Audit Committee since September 2020, as Chairperson of the Sustainability Committee since its formation in March 2021 and as Lead Independent Director since December 2021. She previously served as the Senior Vice President and Chief Financial Officer of Unisys Corporation from April 2000 to November 2016. She also held positions as Vice President, Controller and Acting Chief Financial Officer of Unisys between April 1996 and April 2000. Prior to joining Unisys, she held positions at Ernst & Young from 1980 to 1996, including as an audit partner from 1993 to 1996. Since May 2019 she has served on the board of directors of Juniper Networks, Inc., which designs, develops and sells high-performance network technology products and services. From 2018 to 2021 she served on the board of directors, as Audit Committee Chair and as a member of the Compensation Committee of Paycom Software, Inc., a provider of comprehensive, cloud-based human capital management software. She also served on the board of directors and was chair of the audit committee of SunGard Data Systems Inc., a software and services company, from 2002 to 2005. Ms. Haugen holds a bachelor’s degree in Economics from Rutgers University.
We believe that Ms. Haugen is qualified to serve on our Board due to her extensive leadership experience as an executive, financial expertise and public company governance experience as a current and prior member of the board of directors and audit committee chair of other public technology companies.

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Brian F. Hughes has served as a director since February 2020 and is the Chairperson of the Audit Committee and a member of the Sustainability Committee. He retired from KPMG LLP in 2019 where he was a partner from 2002 to 2019, serving as National Private Markets Group Leader from 2012 to 2019, National Co-Leader of KPMG’s venture capital practice from 2009 to 2019, and the practice leader of the Technology and Venture Capital group of KPMG’s Philadelphia office from 2002 to 2009. Since 2021, Mr. Hughes has also served on the Board of Directors and Audit Committees of CompoSecure, Inc. and Omnilit Acquisition Corp. He began his career in 1981 at Arthur Andersen where he was elected partner in 1993. Mr. Hughes holds a B.S. in Economics and Accounting from the Wharton School, University of Pennsylvania and an M.B.A. from the Wharton School, University of Pennsylvania.
We believe that Mr. Hughes is qualified to serve as a member of our Board of Directors due to his extensive financial and accounting experience with both private and public companies, as well as his understanding of public company audit and governance requirements and responsibilities.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2 — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF
FUTURE STOCKHOLDER NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
Beginning with our annual meeting of stockholders in 2023, as required by Section 14A of the Exchange Act, we will provide our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. We are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the frequency at which we should conduct such non-binding advisory stockholder votes on the compensation of our named executive officers. Stockholders may vote to conduct the non-binding advisory vote on named executive officer compensation every year, every two years or every three years, or may abstain from voting.
Our Board recommends that the advisory non-binding vote on named executive officer compensation should be conducted every year so that our stockholders may provide us with frequent feedback on our compensation philosophy, policies and practices, as disclosed in our proxy statement. This determination was based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by our Sustainability Committee and that the measures that are used in determining performance-based award achievements are annual measures, although we look to both short-term and long-term business outcomes. The Sustainability Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these advisory votes and will consider the outcome of these votes in making its decisions on named executive officer compensation, along with other relevant factors.
Because this vote is advisory in nature and will not be binding on us, the Sustainability Committee, or the Board, our Sustainability Committee and the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory non-binding vote on executive compensation more or less frequently than the option approved by our stockholders. Although the vote is non-binding, the Sustainability Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote in making a determination on the frequency at which advisory votes on named executive officer compensation will be conducted.
Vote Required
The frequency that receives the affirmative vote of the holders of a majority of the voting power of the shares of stock present virtually or represented by proxy and entitled to vote on the proposal will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” A FREQUENCY OF ONE YEAR FOR THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for 2022.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives will also have the opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of KPMG LLP unless you specify otherwise.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services and other services rendered to Bentley Systems by KPMG LLP and its affiliates for the fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit fees(1)	$4,400,427	$4,181,581
Audit-related fees(2)	356,935	—
Tax fees(3)	5,000	6,367
All other fees	—	—
Total	$4,762,362	$4,187,948

(1)
Includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual consolidated financial statements and the reviews of interim financial information. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements. The fees for fiscal year 2020 include $2,250,000 related to services provided in connection with the Company’s initial public offering (“IPO”) in September 2020 and subsequent follow-on offering in November 2020.

(2)
Includes fees billed in each of the last two fiscal years for services performed that are related to the Company’s SEC filings and other research and consultation services.

(3)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee considered whether providing services shown in this table (other than services for the audit of the Company’s annual financial statements and the reviews of financial statements) was compatible with maintaining KPMG LLP’s independence and concluded that it was.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all

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audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by its independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chair the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters — Board Committees and Meetings — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written communications from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Brian F. Hughes, Chair
Kirk B. Griswold
Janet B. Haugen

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COMPENSATION DISCUSSION & ANALYSIS
In this Compensation, Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program. This CD&A is intended to be read in conjunction with the tables which immediately follow this section, which provide further information relating to NEO (as defined below) compensation for 2021 as well as historical compensation information.
As of December 31, 2021, the following executive officers constituted our Named Executive Officers (collectively, our “NEOs”):
Name	Position
Gregory S Bentley	Chairman, Chief Executive Officer and President
David J. Hollister	Chief Financial Officer and Chief Operations Advancement Officer(1)
Keith A. Bentley	Chief Technology Officer
Nicholas H. Cumins	Chief Product Officer(2)
Gus Bergsma	Chief Revenue Officer

(1)
Effective January 1, 2022, David J. Hollister became our Chief Investment Officer. He served as Chief Financial Officer for the duration of 2021.

(2)
Effective January 1, 2022, Nicholas H. Cumins became our Chief Operating Officer.

Executive Summary
Our Fiscal 2021 Performance Highlights
Our enduring commitment is to develop and support the most comprehensive portfolio of integrated software offerings across professional disciplines, project and asset lifecycles, infrastructure sectors, and geographies. In 2021, our first full year as a public company, we continued to grapple with the impact of the ongoing pandemic and the ways in which it has changed the way we all live and work. But as 2021 brought challenges, it also saw the achievement of many corporate milestones by Bentley Systems, including:
●
surpassing $1 billion of revenues (including full-year Seequent revenues);

●
expanding into double digits our growth rate of business performance (revenues excluding acquired Seequent revenues);

●
reinforcing our established commitment to annual improvement in our adjusted EBITDA margin percentage (normalized not to extrapolate pandemic-caused savings); and

●
concluding a record number of programmatic acquisitions, along with the platform acquisitions of Seequent and of Power Line Systems (PLS closed in January 2022).

The Board and the Sustainability Committee believe that the leadership provided by our management team was key to our execution and strong performance in 2021.
How We Pay for Performance
We seek to attract, motivate and retain a highly skilled management team with the leadership skills that will allow us to succeed in a competitive industry and achieve both annual and long-term business objectives. We embrace a compensation philosophy of offering our executives a competitive compensation and benefits package. Our Sustainability Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward and incentivize executives for focusing on and achieving specific financial and strategic objectives that the Board believes are central to delivering long-term stockholder value.
Our executive compensation program is based on the following principles:
●
Total direct compensation and other compensation elements are targeted to be competitive with peer companies and market practices, in consideration of each executive officer’s scope of responsibility; and

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●
A substantial portion of compensation of the executive officers is at-risk and is highly dependent on financial and operational performance.

Our executive compensation structure consists of base salary as well as cash and equity incentives:
Base Salary	Base salaries are reflective of an executive officer’s responsibilities and demonstrated performance contributions. Exceptionally, participants in our Bonus Pool Plan receive fixed base salaries that form a relatively minor component of total compensation, as the Bonus Pool Plan forms the substantial majority of participants’ compensation.
Executive Incentives
We believe it is important that our executives have an opportunity to receive incentives based on individual performance and contributions and corporate achievements. We believe these executive incentive opportunities provide a strong retention vehicle for our executives while incentivizing our executives to deliver long-term stockholder value.
Bonus Pool Plan: Three of our NEOs (Gregory S. Bentley, Keith A. Bentley, and David J. Hollister) participate in our Bonus Pool Plan. The Bonus Pool Plan is a legacy plan from decades prior to our initial public offering, established to compensate a limited set of executives with substantial holdings of company stock. Each Bonus Pool Plan participant is eligible to receive an allocated interest of a bonus pool, which is derived from calculations of our adjusted internal Management Report Operating Income (“MROI”). Our Sustainability Committee reviews and approves all calculations informing Bonus Pool Plan payments. Beginning on September 3, 2020, incentives may be received in cash or fully-vested shares of our Class B common stock at the election of the recipient, and, additionally, may be deferred into our Non-qualified Deferred Compensation Plan.
Annual Incentives: Our other two NEOs (Gus Bergsma and Nicholas H. Cumins) are eligible for a short-term cash incentive opportunity. For Nicholas H. Cumins, this is based on personalized management-by-objectives (“MBO”) goals; for Gus Bergsma, this is based 1/3 on personalized MBO goals and 2/3 on the company New Business goals.
Equity Incentives: Gus Bergsma and Nicholas H. Cumins also were granted equity awards in 2021, split between time-vesting RSUs (50%) and performance-vesting PSUs (50%).

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Strong Governance of Our Compensation Program
In overseeing our pay structure, our Sustainability Committee regularly reviews best practices in executive compensation and uses the following guidelines to encourage actions that are in the long-term interests of our stockholders and the Company alike. These include:
What We Do	What We Don’t Do

✓
Align compensation with stockholder interests

✓
Pay-for-performance philosophy and culture

✓
Majority of pay is performance-based and not guaranteed

✓
Comprehensive clawback policy (new in 2021)

✓
Rigorous stock ownership requirements for all executives (new in 2021)

✓
Perform an annual risk assessment of our compensation program

✓
Retain a compensation consultant

× No guaranteed bonuses × No excessive perquisites × No excise tax gross-ups
Compensation Philosophy
Bentley Systems’ compensation philosophy is to employ market-competitive compensation programs and relevant total rewards offerings which will attract and retain talented, dynamic leaders who will further the Company’s mission of providing innovative software to advance the world’s infrastructure — sustaining both global economies and environment. As a controlled, founder-led company we are motivated to utilize compensation structures which lead to long-term appreciation of our common stock as well as other key drivers of Company performance, assuring that our executive compensation program is closely aligned with our overall business strategy as well as our culture and our values.
Our executive compensation program aims to achieve the following main objectives:
●
attract, retain and reward top talent;

●
provide incentives that motivate and reward achievement of our key performance goals to increase long-term stockholder value; and

●
adapt a market-based compensation structure to reflect our founder-led culture and values.

Significantly, our performance-based equity incentives for executives require annual achievement of measured and consistent operating profitability improvement to effectuate the Company’s commitment to constantly improving our overall efficiency, but do not otherwise incent overperformance of short-term profitability, which could impair the potential and pace of long-term growth by circumscribing desirable investments. Rather, subject to simply meeting (but not necessarily exceeding) the institutionalized (but incrementally reasonable) annual margin improvement threshold, our management is purposefully and continuously incented to maximize our long-term growth rate. Accordingly, even though these incentives are awarded annually (rather than each requiring multiple years to be earned), this philosophical design of the plan intentionally minimizes concerns about short-term bias.
Compensation Determination Process
Role of Sustainability Committee
Our Sustainability Committee is responsible for oversight of executive compensation, talent development, leadership succession and ESG matters. With regards to executive compensation,

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the Sustainability Committee is responsible for reviewing our executive compensation philosophy and objectives, approving the structure, components and other elements of executive compensation, and reviewing and approving the compensation of our NEOs. The Sustainability Committee oversees the executive compensation program to accomplish its articulated compensation objectives in line with the compensation philosophy described above.
The Sustainability Committee recognizes its responsibility to maintain a competitive executive compensation program that will support the Company’s ability to attract, motivate and retain top talent while at the same time aligning the financial interests of the executives with those of stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy.
Role of CEO
The Sustainability Committee assesses all components of the total direct compensation, including base salary and potential variable compensation, that the named executive officers will be eligible to earn on an annual basis. As part of this process, our CEO makes recommendations to the Committee for the named executive officers, other than for himself. Such recommendations take into consideration factors such as internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, and personal performance and contributions. When the Sustainability Committee evaluates the performance of the CEO and approves his annual salary, bonus, and incentives, subject to the Bonus Pool Plan, the CEO is not present.
Role of Independent Compensation Consultant
The Sustainability Committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as Radford), as its independent outside compensation consultant since 2020 to assist with setting executive compensation. In 2021, Aon assisted the Sustainability Committee with, among other things:
●
executive and director market pay analysis;

●
reviewing and modifying the compensation peer group;

●
reviewing and modifying executive and director pay programs; and

●
drafting certain proxy statement disclosures, including the Compensation, Discussion & Analysis section.

The Sustainability Committee has sole authority to engage and terminate Aon’s services, as well as to approve their compensation. Aon makes recommendations to the Sustainability Committee but has no authority to make compensation decisions on behalf of the Sustainability Committee. Aon had direct access to the Chair and the other members of the Sustainability Committee during the year. Beyond advice related to the executive and director compensation programs, Aon did not provide other services to us in 2021.
The Sustainability Committee annually evaluates the compensation consultant’s independence and performance under the applicable Nasdaq listing standards. The Sustainability Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align executive interests with those of stockholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals.
The Sustainability Committee conducted a specific review of its relationship with Aon in 2021 and determined that Aon’s work for the Sustainability Committee did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the SEC and Nasdaq.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Sustainability Committee believes it is important to be informed as to current compensation practices of comparable publicly held

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companies in the applications software industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each executive’s specific expertise and experience.
With the assistance and recommendations of Aon, in March 2021 the Board of Directors developed a peer group of reference companies to provide a broad perspective on competitive pay levels and practices and to use when making 2021 compensation decisions.
When selecting appropriate peers, the general criteria used were:
●
industry — publicly traded companies in the application/systems software industry;

●
revenues — between $300 million and $2.7 billion (approximately 0.3x to 3.0x of Bentley Systems’ then projected annual revenues);

●
market Capitalization — between $4.9 billion and $43.7 billion (approximately 0.3x to 3.0x of Bentley Systems’ then current market value); and

●
headcount — 1,350 to 12,300 employees (approximately 0.3x to 3.0x of Bentley Systems’ headcount).

For compensation decisions for fiscal year 2021, the following 21 public companies were selected as our peer group:
2021 Peer Group
Akami Technologies	Cloudera	PTC
Anaplan	Dropbox	RealPage
ANSYS	Fair Isaac	RingCentral
Aspen Technology	Guidewire Software	Splunk
Avalara	Manhattan Associates	Tyler Technologies
Cadence Design Systems	MicroStrategy	VeriSign
Ceridian HCM	Nuance Communications	Zendesk
In reviewing our executive officer compensation, including for our NEOs, the Sustainability Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Committee uses our compensation peer group as one data source among many when setting executive pay packages. Although useful as a reference, the Committee does not target a percentile within this peer group as a specific objective. Instead, our compensation decisions are based on the consideration of many factors, including, but not limited to, individual and company performance, scope of job, market data, internal equity, experience, and strategic needs. As a result of evaluating compensation based on the criteria described above, total target compensation for our NEOs may, in certain circumstances, be above or below the median levels of our peer group.
Compensation Risk Assessment
We believe that our compensation program balances risk and potential reward in a manner that is appropriate to our Company’s circumstances and in the best interests of our long-term stockholders. Our Sustainability Committee has reviewed the compensation program with regards to compensation-related risk and concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Elements of the Executive Compensation Program
Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our objective is for total direct compensation to be competitive with other companies in our

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industry, while ensuring that our executives are given the appropriate incentives to achieve near-term objectives while also creating long-term, sustainable stockholder value.
The primary elements of compensation for our named executive officers are base salary, cash performance bonuses, equity incentives and certain deferred compensation and retirement plans. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, as that is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Base Salary
Base salary is the primary fixed component of our executive officers’ compensation and helps to attract and retain our talented executives. With the exception of the executives participating in our Bonus Pool Plan (whose base salaries have been fixed indefinitely), when setting annual base salaries, considerations include, but are not limited to:
●
each executive officer’s position and specific responsibilities;

●
recent individual performance;

●
level and breadth of experience;

●
achievement of corporate and strategic goals;

●
a review of competitive pay levels at comparable positions at peer companies; and

●
retention considerations.

The Sustainability Committee does not apply any specific formulas to determine increases in base salaries for our executive officers, but instead makes an evaluation of these considerations. In setting base salaries for our executive officers (other than the CEO), the Sustainability Committee also considers the recommendations of the CEO and the CEO’s evaluation of each executive’s respective performance.
Annual base salaries for our NEOs were as follows at 2021year end and, if the individual was also an NEO in 2020, at 2020 year end:
Name	2020 Base Salary	2021 Base Salary	% Change
Gregory S. Bentley	$200,000	$200,000	—
David J. Hollister	$200,000	$200,000	—
Keith A. Bentley	$200,000	$200,000	—
Nicholas H. Cumins		$440,742(1)
Gus Bergsma		$385,613

(1)
Nicholas H. Cumins’ salary and, where applicable, other compensation is denominated and paid in Euros and has been converted from Euros to United States Dollars using an exchange rate of 1.1318 USD to 1.00 EUR, the exchange rate in effect on December 30, 2021.

Executive Incentive Opportunities
To help create and foster a “pay-for-performance” culture, we provide executives with incentive opportunities. which hold executives accountable and reward executives based on the achievement of key corporate and individual objectives.
Three of our NEOs (Gregory S. Bentley, Keith A. Bentley and David J. Hollister) are grandfathered into the Bentley Systems, Incorporated Bonus Pool Plan (the “Bonus Pool Plan”), as described further below. The Sustainability Committee believes this unique plan continues to be an appropriate compensation vehicle for holders of significant stock in the company.
Bonus Pool Plan
Pursuant to the Bonus Pool Plan, participants are eligible to receive incentive bonuses that are determined based on our Management Report Operating Income, or adjusted operating

34

income, as determined by our internal management accounts (“MROI”). For purposes of the Bonus Pool Plan, the bonus pool thereunder may be funded with up to an aggregate of 20% of our adjusted MROI (as adjusted for accounting anomalies and other items identified as non-GAAP charges), minus (a) the value of certain incentive compensation paid to or reserved for senior management members and others employees who do not participate in the Bonus Pool Plan; (b) allowed charitable contributions recommended by the plan participants; and (c) any other amount recommended by a majority of participants, subject to approval by our nonemployee directors. Payments are determined and made quarterly to plan participants based on each such participant’s allocated interest in the bonus pool. With respect to fiscal year 2021, our participating NEOs were allocated percentage interests in the Bonus Pool Plan bonus pool as follows: a 36.4% (12/33) interest for Gregory S. Bentley, a 21.2% (7/33) interest for Keith A. Bentley, and a 12.1% (4/33) interest for David J. Hollister.
A participant may elect to defer any portion, or all, of such participant’s incentive bonus payable pursuant to the Bonus Pool Plan into the Non-qualified Deferred Compensation Plan (“DCP”). As described in more detail below under “Nonqualified Deferred Compensation”, for fiscal year 2021, Keith A. Bentley elected to defer 20% of his Bonus Pool Plan compensation into the DCP.
Prior to our IPO in September 2020, we amended and restated the Bonus Pool Plan to provide a participant with the ability to elect to receive any portion, or all, of such participant’s non-deferred incentive bonus in cash or in shares of fully vested Class B common stock, issued under our 2020 Omnibus Incentive Plan. Such election must be made prior to the start of the applicable calendar quarter for which the incentive bonus is to be paid. Notwithstanding participants’ elections to receive shares of fully vested Class B common stock in respect of their non-deferred incentive bonus payments, if, in any calendar quarter, the aggregate dollar value of shares of fully vested Class B common stock payable in respect of the non-deferred incentive bonuses exceeds $7.5 million, the portion of each participant’s non-deferred incentive bonus payable in shares of fully vested Class B common stock will be reduced pro rata such that the $7.5 million limit is not exceeded, and, for each affected participant, the amount of such reduction will be payable in cash. For 2021, Gregory S. Bentley and Keith A. Bentley elected to receive 75% and 100%, respectively, of their non-deferred Bonus Pool Plan compensation in the form of stock.
Other Incentive Plans (Gus Bergsma and Nicholas H. Cumins)
Our other two named executive officers, Gus Bergsma, our Chief Revenue Officer, and Nicholas H. Cumins, our Chief Product Officer, have a compensation structure that includes both cash and equity incentive opportunities.
Short-term Incentives
Nicholas H. Cumins and Gus Bergsma each have an opportunity to earn a cash-based short-term incentive based on individual and/or corporate achievements. Quarterly goal achievement is assessed for each executive.
Nicholas H. Cumins’ his short-term incentive in 2021 is based on his determined achievement versus certain management-by-objectives (“MBO”) goals. Maximum possible achievement was set at 120% of base-salary. Gus Bergsma’s his short-term incentive opportunity is based on both MBO goals and company New Business achievement. The MBO goal achievement is capped at 40% of base salary, while New Business goal achievement is uncapped but subject to a payout curve. All of these goals are pre-set at the beginning of the year and contain a mix of objective and subjective goals. We have elected not to disclose these goals as they are sensitive in nature and doing so could be competitively harmful because this could provide competitors with, among other things, insights into our business strategy, margin details and capabilities. We typically set target performance at levels that are reasonably difficult to achieve relative to historical trends and future expectations at the time the levels are set. For 2021, Nicholas H. Cumins achieved a payout equal to 108% of his base salary against his MBO goals.

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For 2021, Gus Bergsma achieved a payout of 85% of his base salary, comprising payouts of 36% and 49% of his base salary against his MBO and New Business goals, respectively.
Equity Incentives
Equity compensation is a key component of our executive compensation program. Our equity incentive plans are designed to retain and incentivize our executive officers and other employees and align their long-term interests with the creation of long-term value for our stockholders.
The Sustainability Committee determines the size of equity grants according to each executive officer’s position, responsibilities and individual performance, among other factors. To help with this process, the Sustainability Committee references peer group and industry data and practices provided by Aon. The Sustainability Committee has the discretion to give relative weight to any of these factors as it determines an appropriate size of equity grants.
In 2021, we granted our executives who do not participate in the Bonus Pool Plan an equal mix of time-vesting restricted stock units (“RSUs”) and performance-vesting RSUs (“PSUs”). This decision was based, in part, on market analysis as an appropriate mix for our equity program.
Name	Time-vesting RSUs (#)	Performance-vesting PSUs (#)
Nicholas H. Cumins	12,263	12,263
Gus Bergsma	10,393	10,393
Time-vesting RSUs
Annual RSU grants vest over four years in annual installments, beginning with the first anniversary of the date of grant.
Performance-vesting PSUs
Performance-vesting PSUs have a one-year performance period. An Adjusted EBITDA margin performance threshold must be met for any awards to be earned. Assuming that threshold is met, performance is measured using 2-3 measures, dependent on the executive. A maximum of 100% of PSUs may be earned upon achievement against the goals. The specific formula and weightings for executives are determined based on level of oversight and responsibility. For the purposes of the PSUs, Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues, where Adjusted EBITDA is defined as the Company’s net income adjusted for interest expense, net, provision (benefit) for income taxes, depreciation and amortization, stock-based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, expenses associated with the Company’s initial public offering, other non-operating (income) expense, net, and (income) loss from investment accounted for using the equity method, net of tax.
As Operating Council Members, the performance equity incentive vesting in 2021 for Nicholas H. Cumins and Gus Bergsma is 80% based on New Business and Sentiment Score goals, and 20% based on “Get Current” goals. These types of goals are described below. The performance calculation for their PSUs are as follows:
The Adjusted EBITDA margin target for 2021 PSUs was 32%, which was met.

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While objective goals have been set, we believe that detailed goals within each of these categories are sensitive information and full disclosure of all the specifics would be competitively harmful. We typically set target performance at levels that are reasonably difficult to achieve relative to historical trends and future expectations at the time the levels are set. In 2021, for each of Nicholas H. Cumins and Gus Bergsma, 100% of the PSUs were determined to have vested. These vesting determinations were made by the Sustainability Committee in 2022.
New Business Goals
The Sustainability Committee approved these performances goals with the objectives of accelerating top line revenue performance and growing our recurring business. New Business growth correlates with ARR and GAAP revenue growth as a leading indicator. The main elements comprising New Business are the growth over the prior year of the annualized contract value of annual recurring subscriptions, amounts booked and billed for license sales, amounts paid for monthly subscriptions and recognized revenues for project services and training.
Sentiment Score
The objective of this goal was to increase user satisfaction and improve the ease of doing business with Bentley Systems. To measure, we used two metrics, Net Promotor Score (“NPS”) and Customer Effort Score (“CES”), both based on survey results. Targets were set based on year-over-year improvement in NPS and maintaining a strong CES rating. Achievement could range from 50% up to 120%.
Get Current
The objective of our “Get Current” goal was to incentivize efforts to accelerate user adoption of certain of our higher value software applications. We measured the “machine days” of use of our applications and, applying subscription fee values to each of these applications, calculated the weighted value associated with such day. In aggregate we then calculated an average machine day value and measured the increase over the previous year.
Nonqualified Deferred Compensation Plan
We sponsor the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan (the “DCP”), which was amended and restated effective September 22, 2020, under which key colleagues, including our named executive officers other than Nicholas H. Cumins, may defer all or any part of their incentive compensation, and we may make discretionary awards on behalf of such participants. Additionally, we maintain a substantially similar plan for non-employee directors in which Kirk B. Griswold is the sole participant, and under which he may defer all or any part of his director fees. Elective participant deferrals and discretionary company awards are denominated in phantom shares of our Class B common stock. Several years prior to our initial public offering we made the decision to discontinue Company awards indefinitely. Accordingly, we made no discretionary Company awards to the DCP in 2021.
For fiscal year 2021, Keith A. Bentley and Gus Bergsma elected to defer 20% and 50%, respectively, of their 2021 incentive compensation into the DCP. No other NEO deferred any portion of his fiscal year 2021 incentive compensation. The following table shows the number of outstanding phantom shares of our Class B common stock held by each named executive officer as of December 31, 2021 under the DCP, including additional phantom shares acquired as a result of dividend equivalents credited on those phantom shares:
Name	Outstanding Phantom Shares
Gregory S. Bentley	3,704,345
David J. Hollister	2,366,877
Keith A. Bentley	3,238,818
Gus Bergsma	505,981
Nicholas H. Cumins	—

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Additional Compensation Practices and Policies
Stock Ownership Guidelines
We believe that executive compensation will be better aligned with the creation of long-term value for our stockholders if our executive officers maintain a meaningful investment in our shares. In this regard, our Board of Directors adopted, effective as of December 1, 2021, share ownership guidelines affecting our executive officers.
Position	Required Ownership (as a multiple of base salary)
CEO	5x
All other named executive officers	2x
Each executive officer has three years to achieve the ownership requirement from the later of the effective date of the guidelines, his or her hiring date, or the date of designation as an executive officer. Our executive officers may satisfy the guidelines with shares owned directly or indirectly in a trust or by a spouse and/or minor children and with vested stock options or phantom shares held in the DCP. In the case of vested stock options, the aggregate exercise price required to be paid for such shares is deducted in determining the aggregate value of the shares represented by such awards.
Employment Agreements
We do not have employment agreements with any of our named executive officers, other than Nicholas H. Cumins who has executed the Company’s standard form of at-will employment agreement with our German subsidiary. Each of our executive officers, including the NEOs, has executed customary intellectual property assignment agreements for our benefit. Pursuant to those agreements, each of our executive officers has confirmed his or her understanding and agreement that any and all intellectual property and trade secrets (i) related to our business and (ii) contained in our products or systems that such executive has created, developed or otherwise produced or caused to be produced or delivered to us, or will so do in the future, is our property or will be assigned to us. Each executive officer has also agreed to take all further acts that may be necessary to transfer, perfect, and defend our ownership of such property.
None of our executives, including our NEOs, is contractually entitled to any severance, golden parachute or similar payments upon a change in control of the Company.
Executive Benefits
All of our full-time colleagues, including our NEOs, are eligible to participate in a standard suite of health and welfare benefit plans. In addition, we generally provide the following benefits to our senior executives, including our NEOs:
●
reimbursement for health and fitness memberships and programs in an amount of up to $12,500 per year;

●
reimbursement for supplemental life and/or disability insurance in an amount of up to $12,500 per year;

●
reimbursement of certain costs of the executive’s spouse and dependent children to accompany the executive on qualifying business trips in an amount of up to $25,000 per year;

●
an annual vehicle allowance of  $15,000; and

●
charitable matching contributions in an amount of up to $12,500 per year.

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our senior executives, including our NEOs.

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Profit Sharing/401(k) Plan
We sponsor a defined contribution plan intended to qualify for favorable tax treatment under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. The plan provides for employer matching or Company-made contributions on behalf of participants. Employer matching and Company-made contributions become 25% vested after one year of service and continue vesting thereafter at 25% per year until they are 100% vested following four years of service. Up to 100% of Company-made contributions may be invested in shares of our Class B common stock. For fiscal year 2021, each of our NEOs, except Nicholas H. Cumins, received only employer matching contributions of  $7,125. Nicholas H. Cumins is based in Germany and is not eligible to participate in the 401(k) plan. However, in 2021 we made Company contributions of  $8,964 pursuant to a statutory pension plan applicable to employees of our German subsidiary.
Other Cash Incentives
From time to time, colleagues, including our NEOs, may receive discretionary cash bonuses in recognition of exceptional service to the Company. In addition, colleagues, including our NEOs, receive nominal cash bonuses in recognition of milestone employment anniversaries with the Company.
Accounting and Tax Considerations
The Company accounts for equity-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”), which requires the Company to value and record an expense over the service period of the award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense when earned.
The Sustainability Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. While the Sustainability Committee considers the deductibility of awards as one factor in determining executive compensation, the Sustainability Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the Sustainability Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

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SUSTAINABILITY COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Sustainability Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussions, the Sustainability Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
This report is respectfully submitted by the members of the Sustainability Committee of the Company’s Board of Directors.
Janet B. Haugen, Chair
Kirk B. Griswold
Brian F. Hughes

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EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table summarizes compensation for the years ended December 31, 2021, 2020 and 2019 earned by our principal executive officer, principal financial officer and our three other most highly-compensated executive officers. These individuals are referred to as our named executive officers. Gus Bergsma and Nicholas H. Cumins became named executive officers in 2021. Effective January 1, 2022, David J. Hollister assumed the role of Chief Investment Officer. He served as our Chief Financial Officer and Chief Operations Advancement Officer for the duration of 2021. Effective January 1, 2022, Nicholas H. Cumins assumed the role of Chief Operating Officer. He served as our Chief Product Officer for the duration of 2021.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gregory S. Bentley Chairman, Chief Executive Officer and President	2021	200,000	450	12,560,818	4,899,533	22,125	17,682,926
	2020	200,000	3,130	2,393,373	11,837,710	28,490	14,462,703
	2019	200,000	—	—	12,130,273	30,618	12,360,891
David J. Hollister Former Chief Financial Officer and Chief Operations Advancement Officer	2021	200,000	—	—	5,886,504	47,125	6,133,629
	2020	200,000	3,130	893,048	3,857,995	54,636	5,008,809
	2019	200,000	1,000	—	4,045,398	52,956	4,299,354
Keith A. Bentley Chief Technology Officer and Director	2021	200,000	—	7,815,620	2,069,267 (6)	22,125	10,097,012
	2020	200,000	3,130	1,657,917	6,647,764	23,020	8,531,831
	2019	200,000	—	—	7,077,226	28,748	7,305,974
Gus Bergsma Chief Revenue Officer	2021	385,613	600	1,037,845	339,563 (6)	43,229	1,806,850

Nicholas H. Cumins (7) Former Chief Product Officer	2021	440,742	—	1,224,583	456,533	31,792	2,153,650

(1)
Amounts reflect the actual base salary earned by each named executive officer in each fiscal year.

(2)
The amounts for 2021 for Gregory S. Bentley and Gus Bergsma reflect a nominal cash service anniversary award.

(3)
Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, “Equity Awards and Instruments,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts set forth above for Gregory S. Bentley and Keith A. Bentley in 2021 represent the issuance of fully-vested shares of Class B common stock issued in settlement of amounts payable under the Bonus Pool Plan. The amounts set forth above for Gus Bergsma and Nicholas H. Cumins in 2021 represent the aggregate grant date fair value for time-based and performance-based restricted stock units granted in 2021, assuming 100% vesting of all performance-based restricted stock unit awards. All such awards are granted pursuant to the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan”). See the section titled CD&A — Executive Incentive Opportunities — Bonus Pool Plan, and “CD&A — Executive Incentive Opportunities — Equity Incentive,” above.

(4)
For Gregory S. Bentley, Keith A. Bentley and David J. Hollister, amounts reflect cash earned pursuant to the Bentley Systems, Incorporated Bonus Pool Plan. Please see “CD&A — Executive Incentive Opportunities — Bonus Pool Plan. For Gus Bergsma and Nicholas H. Cumins, amounts reflect Short-term incentive cash bonuses paid to each such named executive officer as described above in “CD&A — Executive Incentive Opportunities — Other Incentive Plans”.

(5)
The following table describes the elements of compensation included in “All Other Compensation” for 2021. Please also refer to the section titled “CD&A — Executive Benefits” above.

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All Other Compensation
Named Executive Officer	Year	Matching Contributions ($)(a)	Vehicle and Health and Fitness Club Allowances ($)	Supplemental Insurance Reimbursement ($)	Cash Dividends Paid on Stock Awards ($)(b)	Matching Charitable Contributions ($)	Total ($)
Gregory S. Bentley	2021	7,125	15,000	—	—	—	22,125
David J. Hollister	2021	7,125	15,000	12,500	—	12,500	47,125
Keith A. Bentley	2021	7,125	15,000	—	—	—	22,125
Gus Bergsma	2021	7,125	21,012	—	3,092	12,000	43,229
Nicholas H. Cumins	2021	8,964	15,279	—	7,549	—	31,792

(a)
Represents matching contributions to the Company’s 401(k) plan, other than with respect to Nicholas H. Cumins. For Nicholas H. Cumins, the amounts represent Company contributions to a German statutory pension plan. Please see the section entitled “CD&A — Additional Compensation Practices and Polices — Profit Sharing/401(k) Plan,” above.

(b)
Represents cash dividends paid on unvested restricted stock awards and units. Pursuant to the terms of the award agreements governing time-based restricted stock awards and performance-based restricted stock units under our 2020 Plan, such awards and units attract cash dividends as and when paid. Dividends paid upon time-based restricted stock awards accrue and are released to awardees upon vesting. Dividends paid upon performance-based restricted stock units are released to awardees immediately.

(6)
Please see the section entitled “CD&A — Nonqualified Deferred Compensation” above for information regarding the amount, if any, of cash compensation that each named executive officer deferred into the DCP with respect to fiscal year 2021.

(7)
Nicholas H. Cumins’ compensation is denominated and paid in Euros and has been converted from Euros to United States Dollars using an exchange rate of 1.1318 USD to 1.00 EUR, the exchange rate in effect on December 30, 2021.
Grants of Plan-Based Awards in 2021
The following table shows for the year ended December 31, 2021 information regarding grants of plan-based awards to our NEOs, other than David J. Hollister, who did not receive any plan-based awards during 2021.
Name	Stock Awards Issued in Respect of Bonus Pool Plan Payments (#)(1)	Value of Stock Awards Issued in Respect of Bonus Pool Plan ($)(2)	RSUs Subject to Time-Based Vesting (#)	Value of RSUs Subject to Time-Based Vesting ($)(3)	RSUs Subject to Performance- Based Vesting (#)	Value of RSUs Subject to Performance- Based Vesting ($)(4)
Gregory S. Bentley	252,697	12,560,818	—	—	—	—
Keith A. Bentley	157,233	7,815,620	—	—	—	—
Gus Bergsma	—	—	10,393	518,922	10,393	518,922
Nicholas H. Cumins	—	—	12,263	612,291	12,263	612,291

(1)
Represents shares of Class B common stock issued in settlement of payments owed under the Bonus Pool Plan.

(2)
Calculated by multiplying the number of shares of Class B common stock issued by the closing price of the Company’s Class B common stock on the date of issuance. Please see the section entitled “CD&A — Executive Incentive Opportunities — Other Incentive Plans — Time-vesting RSUs.”

(3)
Calculated by multiplying the number of RSUs granted by the closing price of the Company’s Class B common stock on the date of grant. These awards vest over four years from the date of grant in equal increments.

(4)
Calculated by multiplying the number of PSUs granted by the closing price of the Company’s Class B common stock on the date of grant and assuming that 100% of the PSUs will vest. Please see the section entitled “CD&A — Executive Incentive Opportunities — Other Incentive Plans — Performance-vesting RSUs.”

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Outstanding Equity Awards at December 31, 2021
The following table provides information regarding outstanding equity awards held by each named executive as of December 31, 2021. Other than Gus Bergsma and Nicholas H. Cumins, no NEO had unexercised stock options and/or unvested restricted stock awards and/or units as of such date.
	Stock Awards				Option Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Gus Bergsma	25,816	1,247,687	10,393	502,293	100,990 (4)	—	3.88	2/28/2022
					70,500 (5)	23,500 (5)	5.305	5/28/2023
Nicholas H. Cumins	55,256	2,670,522	12,263	592,670	—	—	—	—

(1)
These amounts represent outstanding unvested time-based restricted stock awards and/or RSUs. For Gus Bergsma, amounts consist of 15,408 restricted stock awards granted on July 10, 2020 and 10,408 RSUs granted on April 19, 2021, respectively. For Nicholas H. Cumins, amounts consist of 42,975 and 12,281 RSUs granted on October 2, 2020 and April 19, 2021, respectively. All awards in this column vest in equal increments on the first four anniversaries of the grant date. Please see the section entitled “CD&A — Executive Incentive Opportunities — Other Incentive Plans — Time-vesting RSUs.”

(2)
Computed as of December 31, 2021 by multiplying the number of shares by the closing price of the Company’s Class B common stock on December 31, 2021.

(3)
These amounts represent outstanding unvested performance-based restricted stock units at 100% of their realizable amounts. All of the awards in this column were granted on April 19, 2021. The performance conditions applicable to these shares were confirmed to have been met and the awards vested 100% in January 2022. Please see the section entitled “CD&A — Executive Incentive Opportunities — Other Incentive Plans — Performance-vesting RSUs.”

(4)
These options were granted on March 1, 2017 under the Company’s Amended and Restated Equity Incentive Plan (the “2015 Plan”) and are fully vested. No further awards may be granted under the 2015 Plan.

(5)
These options were granted on May 29, 2018 under the 2015 Plan and vest over four years in equal increments on the grant date anniversary.

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Option Exercises and Stock Vested in 2021
The following table provides information regarding the stock option exercises and stock vested during the year ended December 31, 2021. Only Gus Bergsma and Nicholas H. Cumins had unexercised stock options and/or restricted stock awards and restricted stock units vest during 2021.
	Stock Awards		Option Awards
Name	Number of Shares Acquired Upon Vesting (#)(1)	Value Realized Upon Vesting ($)(2)	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(3)
Gus Bergsma	12,840	689,739	142,000	6,599,397
Nicholas H. Cumins	14,325	879,555	—	—

(1)
Amounts in this column represent time-based and 2020 performance-based restricted stock awards and/or units granted in 2020 that vested or whose vesting was determined (as applicable) in 2021.

(2)
The amounts in this column are the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of stock underlying the awards by the market value of the Company’s Class B common stock at the date(s) of vesting.

(3)
The value realized upon exercise represents the difference between the market price per share of our Class B common stock at the time of exercise and the exercise price per share of the stock option multiplied by the number of options exercised.

Fiscal Year 2021 Pension Benefits
We do not maintain any defined benefit pension plans or arrangements under which our NEOs are entitled to participate in or receive post-retirement benefits. As noted above in “All Other Compensation,” in 2021 we made matching contributions under our 401(k) plan and/or statutorily required pension contributions for each NEO.
Nonqualified Deferred Compensation
The following table sets forth certain information regarding deferral of compensation into, and distributions from, the DCP in 2021.
Name(1)	Executive Contributions in 2021 via Elective Deferrals ($)	Company Contributions in 2021($)	Aggregate earnings in 2021 ($)(2)	Aggregate withdrawals/ distributions in 2021 ($)	Aggregate Balance at December 31, 2021 ($)(3)
Gregory S. Bentley	—	—	443,911	—	179,030,996
David J. Hollister	—	—	1,295,279	15,332,642	172,039,890
Keith A. Bentley	2,069,267	—	386,545	3,130,610	156,532,113
Gus Bergsma	163,456	—	150,867	865,827	36,565,109

(1)
Nicholas H. Cumins is not a participant in the DCP.

(2)
Represents the aggregate dollar value of dividends paid on investments held in the DCP during 2021. Cash dividends paid on phantom shares of our Class B common stock held in the DCP were reinvested into additional phantom shares.

(3)
For David J. Hollister and Gus Bergsma, aggregate balances include investments in both phantom shares and alternative investments within the DCP. Balances invested within alternative investments in the DCP are distributable in cash. For Gregory S. Bentley and Keith A. Bentley, the total balance is invested in phantom shares within the DCP and distributable in shares of our Class B common stock.

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Potential Payments Upon Termination or Change in Control
We do not have any agreements, arrangements or understandings with our NEOs that provide for Company payments upon termination of employment or upon a change in control. Certain of our NEOs have elected to receive distributions from the DCP upon termination of employment. See the section entitled “Ownership of Securities.” In addition, upon a change in control of the Company, all outstanding stock options under the 2015 Plan vest automatically, and the Board of Directors may elect to accelerate the vesting of outstanding restricted stock and unit awards issued under the 2015 Plan and/or 2020 Plan.
Compensation of Directors
The following table provides summary information concerning the compensation of each of our non- employee directors for the year ended December 31, 2021. Our employee directors for fiscal year 2021, Gregory S. Bentley, Keith A. Bentley, and Raymond B. Bentley, did not receive any additional compensation for their service on our Board of Directors. The compensation paid to Gregory S. Bentley, who is our President and Chief Executive Officer, and Keith A. Bentley, who is our Chief Technology Officer, is presented in the section entitled “Executive Compensation” above.
Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)(1)	Total ($)
Barry J. Bentley	50,000	—	50,000
Kirk B. Griswold	100,000	150,000	250,000
Janet B. Haugen	125,000	150,000	275,000
Brian F. Hughes	125,000	150,000	275,000

(1)
Represents the aggregate grant date fair value of stock awards for 2021 computed in accordance with Topic 718, using the assumptions discussed in Note 15, “Equity Awards and Instruments,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. For information regarding the beneficial ownership of our Class A and Class B common stock by our directors and executive officers, see the section titled “Ownership of Securities.”

Bentley Systems, Incorporated Non-Employee Director Compensation Policy
The Bentley Systems, Incorporated Independent Director Compensation Policy provides that all non-employee directors will be paid compensation for services provided to us as set forth below:
●
$50,000 payable upon the non-employee director’s first election or appointment to our Board of Directors if upon election such director is an independent director under the rules and regulations of any exchange on which the Company’s stock is listed;

●
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of  $100,000 worth of our Class B common stock (awarded pursuant to our 2020 Plan, or any successor plan then in effect), granted upon the non-employee director’s first election or appointment to our Board of Directors;

●
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of  $150,000 worth of our Class B common stock (awarded pursuant to our 2020 Plan, or any successor plan then in effect), granted immediately following the non-employee director’s re-election to our Board of Directors at our Annual Meeting of Stockholders;

●
an annual retainer of  $50,000 for service on our Board of Directors; and

●
an annual retainer of  $50,000 for service on one or more committees of our Board of Directors, or $75,000 if serving as the chairperson on one or more committees of our Board of Directors.
All cash retainers are paid annually in advance, with 25% of each such retainer deemed to be compensation for each calendar quarter of service during the applicable calendar year. If a

45

director resigns from our Board of Directors or is removed for cause, such director will be obligated to repay to us any cash retainer amounts attributable to calendar quarters for which services will not be rendered for a full calendar quarter during the applicable year (with no pro-rata credit for service during part of a quarter). A non- employee director who serves as a member of more than one Board committee will only receive one annual committee member service retainer and a non-employee director who serves as the chairperson of more than one Board committee will only receive one annual committee chairperson service retainer. A non- employee director who receives an annual retainer for service as a committee chairperson will not also receive an annual retainer for service as a member of a committee.
Except for the annual retainer for service as the chairperson of a board committee, each non-employee director who has never been an employee of the Company or its subsidiaries may elect to receive his or her annual cash retainer in the form of an award of restricted stock (awarded under our 2020 Plan, or any successor plan then in effect), based on the fair market value of our Class B common stock on the applicable award date, which restricted stock award will be subject to vesting as to 25% of the award at the end of each calendar quarter during the applicable year of service. In 2021, each non-employee director elected to receive cash compensation in lieu of a restricted stock award.
SUSTAINABILITY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The directors who constituted the Sustainability Committee during 2021 were Kirk B. Griswold, Janet B. Haugen and Brian F. Hughes. None of the individuals who served as a member of the Sustainability Committee during 2021 was at any time an officer or an employee of Bentley Systems or any of its subsidiaries had any relationship with us requiring disclosure under SEC regulations.
BOARD DIVERSITY MATRIX
The following table sets forth Board level diversity statistics based on self-identification of members of our Board as of April 13, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix as of April 13, 2022
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
White	1	6

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of our Class B common stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan	778,593(2)	N/A	24,073,298
2015 Equity Incentive Plan	7,281,063(3)	$5.26	—
Nonqualified Deferred Compensation Plan	25,384,448(4)	N/A	14,508,016
Equity compensation plans not approved by security holders:
Nonqualified Deferred Compensation Plan for Non-Employee Directors	118,005(4)	N/A	310,039
Total	33,562,109	N/A	63,667,618(5)

(1)
The restricted stock units that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the Nonqualified Deferred Compensation Plan for Non-Employee Directors and the DCP are distributed as shares of our Class B common stock to the participant at no additional cost. As such, the weighted-average exercise price in this column does not take these awards into account.

(2)
Consists of outstanding restricted stock unit awards under the 2020 Plan covering an aggregate of 778,593 shares of our Class B common stock, some of which are subject to time-based vesting and some of which are subject to performance-based vesting. The number of shares to be issued in respect of performance-based restricted stock unit awards has been calculated based on the assumption that the maximum levels of performance applicable to these awards will be achieved.

(3)
Consists of outstanding (i) stock options under the 2015 Plan covering an aggregate of 6,917,925 shares of our Class B common stock and (ii) outstanding restricted stock unit awards under the 2015 Plan covering an aggregate of 363,138 shares of our Class B common stock.

(4)
Represents shares of Class B common stock distributable in respect of contributions and deferrals into the plan.

(5)
Includes 24,776,265 shares available for future issuance under the 2020 Employee Stock Purchase Plan.

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OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 5, 2022 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.
Our Class B common stock is not convertible into any other shares of capital stock. Each outstanding share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock. In addition, each share of Class A common stock will convert automatically into one share of Class B common stock upon the occurrence of specified events, including any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts primarily for the benefit of the stockholder or the stockholder’s family members, certain entities or fiduciaries controlled by the stockholder or the stockholder’s family members, and transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement. Each share of Class A common stock will also convert automatically into one share of Class B common stock upon the death of a Class A common stockholder, except if such shares are transferred in accordance with the foregoing sentence. Further, each share of Class A common stock will convert into one share of Class B common stock if such conversion is approved by the holders of at least 90% of the then-outstanding shares of Class A common stock or if the Bentley Family (as defined below) ceases to beneficially own, in the aggregate, at least 20% of the issued and outstanding shares of Class B common stock (on a fully diluted basis and assuming the conversion of all issued and outstanding shares of Class A common stock). Once converted into Class B common stock, a share of Class A common stock may not be reissued. “Bentley Family” means the Bentleys and certain other family members and trusts and other entities controlled by or primarily for the benefit of the Bentleys and their families.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as set forth opposite such person’s name, subject to community property laws where applicable. We have deemed shares of our common stock to be outstanding and beneficially owned by a person for the purpose of computing their percentage ownership if that person has the right to acquire voting or investment power in respect of such common stock within 60 days of April 5, 2022. Our calculation of the percentage of beneficial ownership is based on 11,601,757 shares of Class A common stock and 276,132,534 shares of Class B common stock outstanding as of April 5, 2022.

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Except as otherwise indicated, the address of each of the persons in this table is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341.
	Common stock beneficially owned				% of total voting power(1)
	Class A		Class B
Name of Beneficial Owner	Number	%	Number	%
Executive Officers and Directors:
Keith A. Bentley(2)(9)	3,340,793	28.8%	15,543,439	5.6%	18.4%
Barry J. Bentley(3)(9)	3,340,793	28.8%	12,307,988	4.5%	17.8%
Gregory S. Bentley(4)(9)	1,926,509	16.6%	7,003,050	2.5%	10.3%
Raymond B. Bentley(5)(9)	1,655,397	14.3%	17,411,331	6.3%	10.7%
Kirk B. Griswold(6)	—	—	472,378	*	*
Brian F. Hughes	—	—	20,000	*	*
Janet B. Haugen	—	—	11,698	*	*
David J. Hollister	—	—	555,662	*	*
Gus Bergsma(7)	—	—	454,756	*	*
Nicholas H. Cumins	—	—	16,803	*	*
All executive officers and directors as a group (12 persons)(8)	10,263,492	88.5%	54,552,241	19.8%	57.5%
5% Stockholders:
Richard P. Bentley(9)(10)	1,000,000	8.6%	—	—	4.7%
SPT Invest Management Sarl(11)	—	—	18,169,645	6.6%	3.0%
The Vanguard Group(12)	—	—	17,547,781	6.4%	2.9%

*
Represents beneficial ownership of less than 1% of class.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class.

(2)
Includes (i) 2,059,208 shares of Class B common stock distributable under our DCP within 60 days of April 5, 2022 assuming Keith A. Bentley’s termination of employment on such date and (ii) 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 35,195,472 shares of Class B common stock held by various trusts of which Keith A. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Keith A. Bentley disclaims beneficial ownership.

(3)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 32,863,279 shares of Class B common stock held by various trusts of which Barry J. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Barry J. Bentley disclaims beneficial ownership.

(4)
Includes (i) 2,000,000 shares of Class B common stock pledged as security for a credit facility from PNC Bank, N.A., (ii) 974,783 shares of Class B common stock distributable under our DCP within 60 days of April 5, 2022 assuming Gregory S. Bentley’s termination of employment on such date, (iii) 92,654 shares of Class B common stock held in our 401(k) plan and (iv) 137,512 shares of Class B common stock held by Gregory S. Bentley’s spouse. Excludes 27,890,809 shares of Class B common stock held by various trusts of which Gregory S. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Gregory S. Bentley disclaims beneficial ownership.

(5)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 2,097,400 shares of Class B common stock held by a trust of which Raymond B. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Raymond B. Bentley disclaims beneficial ownership.

(6)
Includes 17,500 shares of Class B common stock issuable pursuant to options that are exercisable within 60 days of April 5, 2022.

(7)
Includes (i) 93,616 shares of Class B common stock issuable pursuant to options that are exercisable within 60 days of April 5, 2022, (ii) 28,466 shares of Class B common stock held in our 401(k) plan and (iii) 314,571 shares of Class B common stock pledged as security for a credit facility from Morgan Stanley Private Bank, National Association.

(8)
Includes (i) 275,116 shares of Class B common stock issuable pursuant to options that are exercisable within 60 days of April 5, 2022, (ii) 24,797 shares of Class B common stock distributable under our DCP within 60 days of April 5, 2022 and (iii) 431,718 shares of Class B common stock held in our 401(k) plan. Excludes all shares of Class B common stock held in trusts as to which Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, and Raymond B. Bentley disclaim beneficial ownership as set forth above.

(9)
Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley and certain of their family members are parties to an amended and restated stockholders agreement, to which we are not a party. In addition, based solely on a Schedule 13G/A filed by the Bentleys with the SEC on February 14, 2022, the Bentleys share voting power as to all of the 11,601,757 outstanding Class A shares, share dispositive power as to 11,263,492 Class A shares held collectively by the Bentleys and share voting power with respect to an aggregate of 70,957,968 Class A and Class B shares, representing 64.7% of the total voting power. Each holder has sole dispositive power only as to the Class B shares included for such holder. See the section titled “Transactions with Related Persons — Stockholders Agreement” for information regarding the voting and transfer arrangements among the parties to such agreement.

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(10)
Richard P. Bentley’s address is c/o Videoray, LLC, 212 East High Street, Pottstown, Pennsylvania 19464.

(11)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2022 by SPT Invest Management Sarl (“SPT”) and Siemens AG (“SAG”) in which SPT reported shared voting and dispositive power over 18,169,645 shares of our Class B common stock as of December 31, 2021. According to the schedule, SPT is the record holder of 18,169,645 shares of our Class B common stock. SAG is an affiliate of the SPT and may be deemed to share beneficial ownership of the shares held of record by the SPT. The business address of SPT is 21 Rue Edmond Reuter, Contern, N4 5326 Luxembourg. The business address of SAG is Otto-Hahn-Ring 6, 81739 Munich, Germany.

(12)
Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2022 by The Vanguard Group. According to the Schedule 13G, The Vanguard Group has shared voting power over 132,621 shares of our Class B common stock, sole dispositive power over 17,308,850 shares of our Class B common stock and shared dispositive power over 238,931 shares of our Class B common stock. The business address of The Vanguard Group is 100 Vanguard Boulevard Malvern, Pennsylvania 19355.

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TRANSACTIONS WITH RELATED PERSONS
Our Relationship with Siemens AG
Common Stock Purchase Agreement
In September 2016, we and the Bentleys (other than Richard P. Bentley, who is not a party to the Common Stock Purchase Agreement) and certain of their family members and family trusts entered into a Common Stock Purchase Agreement with Siemens AG (“Siemens”), as amended, pursuant to which Siemens was authorized, and agreed, to acquire (prior to our IPO) up to $100 million of our Class B common stock from our existing stockholders. Subsequent amendments increased this amount to $250 million (the “Maximum Purchase Amount”). For the years ended December 31, 2017, 2018 and 2019, Siemens paid $58.1 million, $39.0 million and $5.7 million, respectively, for an aggregate of 16.4 million shares of our Class B common stock. As of December 31, 2019, Siemens beneficially owned, through one or more of its affiliates, 30,995,246 shares of our Class B common stock. On June 18, 2020, Siemens purchased an additional 4,574,399 Class B common shares from our existing stockholders for $15.48 per share to reach the Maximum Purchase Amount of  $250 million. As of December 31, 2020, Siemens beneficially owned, through one or more of its affiliates, 35,569,645 shares of our Class B common stock. Subject to certain continuing anti- dilution obligations as described below, our obligations to offer and sell Siemens additional shares under the Common Stock Purchase Agreement terminated upon the effectiveness of the IPO registration statement.
Subject to certain exceptions, we, along with the Bentley family members party to the Common Stock Purchase Agreement, also granted to Siemens a right of first refusal (and, as applicable, tag-along rights) on any fundamental sale transaction undertaken by the Company, as well as any new issuance of stock, and, subject to certain exceptions, sales of stock by the Bentley family members party thereto. Such right of first refusal terminated upon the effectiveness of the IPO registration statement.
Certain rights and restrictions set forth in the Common Stock Purchase Agreement continue to apply following the IPO, including the following:
Right of Participation. Following the effectiveness of the IPO registration statement, we and the Bentley family members party to the Common Stock Purchase Agreement have agreed, as applicable, to notify Siemens of our intent to undertake any fundamental sale transaction, non-public offering of stock by us or sale by any Bentley family member party thereto of more than 1% of our fully-diluted capital stock, including any such transaction that may come about as a result of a non-public offer from a third party. Upon receipt of such notice, Siemens has twenty days to submit to the Company or the relevant Bentley family member, as applicable, a binding offer to engage in such transaction and to propose material transaction terms. Siemens may from time to time improve its proposed terms subject to our or the relevant seller’s right to request “best and final” offers from Siemens and any other relevant third party. Neither we nor any member of the Bentley family party to the Common Stock Purchase Agreement is obligated to accept any offer submitted by Siemens, subject only to our agreement not to consummate any subject transaction with a third party on terms less favorable in the aggregate than those proposed by Siemens during the period beginning on the date Siemens proposes such offer and expiring twelve months thereafter or upon the expiration, withdrawal or revocation of Siemens’ offer, whichever comes first.
Rights in a Public Offering. If the Company issues shares of capital stock in a public offering, Siemens has the right to purchase, for the price per share used in such public offering, additional shares as are necessary so that Siemens’ percentage ownership on a fully diluted basis at the time of such public offering, is unchanged as a result of such public offering.
Standstill Agreement. Siemens has agreed that it will not directly or indirectly acquire shares of our Class B common stock such that following such acquisition the Company’s affiliates and Siemens and its (each as determined under Rule 144) collectively would beneficially own 80% or more of our issued and outstanding shares of capital stock. As of April 5, 2022, the

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Company’s affiliates and Siemens and its affiliates collectively beneficially owned approximately 66.9% of our issued and outstanding shares of capital stock.
Disclaimer of Corporate Opportunity. We have waived to the fullest extent permitted by applicable law any claim against Siemens based upon the corporate opportunity doctrine or otherwise that could limit Siemens’ ability to pursue other opportunities, including acquisitions or investments, that may compete with or be complimentary to our business, and Siemens is under no obligation to offer any such opportunities to us.
Strategic Collaboration Agreement
In conjunction with the Common Stock Purchase Agreement, we entered into a strategic collaboration agreement with Siemens. This agreement governs our collaboration with Siemens and certain of its divisions on the development, marketing and distribution of agreed upon software and software development projects. The initial term of the agreement lasts until December 31, 2026 and automatically renews for successive one-year terms unless either party elects to terminate the agreement by providing notice of termination at least one year prior to the expiration of the then current term. In addition, Siemens has the right to terminate the agreement and any related collaboration projects if the Bentleys no longer own a majority of our voting power or if we otherwise undergo a change of control.
Licensing Transactions
Siemens, through its various affiliates, has historically been and continues to be a user of our software, including pursuant to one or more SELECT Agreements.
We are also party to several royalty-bearing license agreements with certain Siemens affiliates pursuant to which each party has licensed technology from the other for use in its own software products. Certain of these arrangements generally pre-date Siemens’ acquisition of our Class B common stock. In addition, under the framework of the strategic collaboration agreement referenced above, we are party to several agreements with Siemens affiliates pursuant to which each party has the right to offer licenses and subscriptions to certain technology of the other party both independent of, and in connection with, interoperable solutions developed under the strategic collaboration agreement. For the years ended December 31, 2019, 2020 and 2021 Siemens paid us $2.6 million, $4.6 million and $7.3 million, respectively, pursuant to the foregoing arrangements. For the years ended December 31, 2019, 2020 and 2021, we paid Siemens approximately $1.0 million, $875,000 and $1.0 million, respectively, pursuant to the foregoing arrangements.
Stockholders Agreement
Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley and Richard P. Bentley and certain of their permitted transferees are parties to an amended and restated stockholders agreement (the “Stockholders Agreement”), to which we are not a party.
The Stockholders Agreement provides that the parties thereto, by a majority vote, have the right to nominate a single slate of nominees for election in each election of our Board of Directors. Each party to the Stockholders Agreement agrees to vote all of such party’s shares to elect such slate of nominees to our Board of Directors, and no party to the Stockholders Agreement will approve the removal of any director nominated by majority vote without the consent of the parties to the Stockholders Agreement voting with the majority. In addition, the Stockholders Agreement provides that the parties to the Stockholders Agreement, by a majority vote among them, shall determine the manner in which each party to the Stockholders Agreement shall vote all of the voting shares held or controlled by each party to the Stockholders Agreement on all other matters at meetings of the stockholders of the Company. No person who is not a Bentley or a permitted transferee thereof has the right to participate in any majority vote under the Stockholders Agreement.
The Stockholders Agreement also sets forth certain restrictions on the ability of the parties thereto to freely transfer shares of our Class A common stock, except for permitted transfers

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to family members, entities controlled by or for the benefit of such party or such party’s family members, and parties taking a security interest in shares of our Class A common stock to secure indebtedness. In addition, the Stockholders Agreement provides the parties thereto with (i) drag-along rights in the event the parties to the Stockholders Agreement determine by a majority vote to sell all shares of our stock held by them, (ii) rights of first refusal in the event a party to the Stockholders Agreement wishes to sell shares of our Class A common stock to a person who is not a permitted transferee and (iii) rights to purchase shares of our Class A common stock held by a party to the Stockholders Agreement prior to their transfer by reason of bankruptcy or insolvency proceedings, attachment or garnishment, divorce or other involuntary transfer (other than by reason of death).
Aircraft Transaction
In February of 2022, after review and approval by the Audit Committee, we sold a 50% interest in an aircraft owned by, our subsidiary, Bentley Systems Aviation, LLC (“Bentley Aviation”), to an entity (the “Purchaser”) controlled by Gregory S. Bentley, our Chairman and Chief Executive Officer, for an aggregate purchase price of  $2.38 million.
In connection with the purchase, Bentley Aviation and the Purchaser entered into a cost sharing agreement (the “CSA”). Under the CSA, each party contributes 50% of all capital costs relating to the aircraft, while indirect costs, such as insurance, hangar rental, cleaning, weather and chart subscriptions, maintenance and other costs, are apportioned to each party based on the number of hours each party uses the aircraft per quarter. Flight costs directly attributable to the use of the aircraft are borne by the party using the aircraft while incurring such costs. Personal use by members of Gregory S. Bentley’s family (other than his brothers) is counted as use by the Purchaser. The CSA has a one-year term and will automatically renew for successive one-year periods unless the intent not to renew is expressed by either party.
The purchase price for the aircraft was determined by a thorough market check of comparable planes, and by a third-party independent appraiser. As of the date hereof, due to the timing of the purchase transaction during the first quarter of 2022, no payments have been made under the CSA.
See “Procedures for Approval of Related-Party Transactions” below.
Indemnification of our Directors and Officers
Our Bylaws require us to indemnify our directors and the officers designated by our Board of Directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and such officers. The maximum potential amount of future payments we could be required to make pursuant to these obligations is unlimited.
Procedures for Approval of Related-Party Transactions
In connection with our IPO, we adopted a written policy relating to the approval of related-party transactions. We will review relationships and transactions in which we and our directors, executive officers or certain stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal, accounting and finance staff will be primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related-party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
In addition, our Audit Committee reviews, approves or ratifies any related-party transaction reaching a certain threshold of significance. In approving or rejecting any such transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or ratification of the transaction.

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STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2023 Annual Meeting, a proposal must be received by our Secretary on or before December 15, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the date of the first anniversary of this year’s Annual Meeting. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received on or after January 26, 2023, but not later than February 25, 2023. In the event that the date of the 2023 Annual Meeting is called for a date that is not within 30 days from the first anniversary this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day before the date of the 2023 Annual Meeting and not later than the later of the 90th day before the date of the 2023 Annual Meeting, as originally convened, or, if notice of the date of the 2023 Annual Meeting is given to the public after the 120th day before such date, the close of business on the tenth day following the day on which the first public disclosure of the date of the 2023 Annual Meeting was made, or within a reasonable time after the Company has provided notice of the date of the 2023 Annual Meeting to the public. If the number of directors to be elected to the Board of Directors at the 2023 Annual Meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of this year’s Annual Meeting, notice by the stockholder will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

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HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single copy addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Investor Relations by mail at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, Pennsylvania 19341 or by email at IR@bentley.com.
OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
David R. Shaman
Chief Legal Officer and Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://investors.bentley.com/financial-information/sec-filings). Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Bentley Systems, Incorporated
685 Stockton Drive
Exton, Pennsylvania 19341

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 25, 2022 at 11:59 P.M., Eastern Time. Online Go to www.envisionreports.com/BSY or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BSY q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, for every 1 YEAR on Proposal 2, and FOR Proposal 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Barry J. Bentley 04 - Raymond B. Bentley 07 - Brian F. Hughes 02 - Gregory S. Bentley 05 - Kirk B. Griswold 03 - Keith A. Bentley 06 - Janet B. Haugen 2. To approve, on an advisory (non-binding) basis, the frequency of future stockholder non-binding advisory votes to approve the compensation paid to the Company’s named executive officers 1 Year 2 Years 3 Years Abstain 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03LVOC 1 U P X +

The 2022 Annual Meeting of Stockholders of Bentley Systems, Incorporated will be held on Thursday, May 26, 2022 at 11:00am Eastern Time, virtually via the internet at www.meetnow.global/MFP6NDH. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/BSY Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BSY q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Bentley Systems, Incorporated + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by The Board of Directors for Annual Meeting — May 26, 2022 Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bentley Systems, Incorporated to be held on May 26, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, for every 1 YEAR on item 2 and FOR item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, for every 1 YEAR on Proposal 2, and FOR Proposal 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Barry J. Bentley 04 - Raymond B. Bentley 07 - Brian F. Hughes 02 - Gregory S. Bentley 05 - Kirk B. Griswold 03 - Keith A. Bentley 06 - Janet B. Haugen 2. To approve, on an advisory (non-binding) basis, the frequency of future stockholder non-binding advisory votes to approve the compensation paid to the Company’s named executive officers 1 Year 2 Years 3 Years Abstain 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03LVPA 1 U P X +

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/BSY q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Bentley Systems, Incorporated Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by The Board of Directors for Annual Meeting — May 26, 2022 Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bentley Systems, Incorporated to be held on May 26, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, for every 1 YEAR on item 2 and FOR item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)